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                                                                    Exhibit 4.4

                                 AMENDMENT NO. 2
                                     TO THE
                              SIEBEL SYSTEMS, INC.
                       RESTATED INVESTOR RIGHTS AGREEMENT

         This Amendment No. 2 dated June 14, 1996 (the "Amendment") to the Restated Investor Rights Agreement, as amended April 30, 1996 (the "Investor Rights Agreement") is entered into by and among Siebel Systems, Inc. (the "Company"), certain Holders (as defined in the Investor Rights Agreement) and LSI Logic Corporation ("LSI Logic").

                               W I T N E S S E T H

         WHEREAS, LSI Logic Corporation ("LSI Logic") and the Company entered into a Warrant Agreement dated December 22, 1995, pursuant to which the Company granted the Company a warrant to purchase 75,000 shares of Series C Preferred Stock (the "Warrant").

         NOW, THEREFORE, in consideration of LSI Logic agreeing to be bound by the restrictions on transfers and other limitations set forth in the Investor Rights Agreement, the parties hereby agree as follows:

         1. The Company and the holders of a majority of the Registrable Securities agree that LSI Logic shall become a Holder as defined in the Investor Rights Agreement.

         2. Pursuant to section 4.6.1 of the Investor Rights Agreement, the definition of the word "Shares" under section 1.1 of the Investor Rights Agreement to read as follows:

           "`Shares' shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock originally issued to the Purchasers and the shares issued to LSI Logic Corporation pursuant to the Warrant Agreement, dated December 22, 1995, entered into by and between the Company and LSI Logic Corporation."

         3. LSI Logic hereby agrees to be bound by the restrictions on transfers and other limitations as set forth in the Investor Rights Agreement.
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         IN WITNESS WHEREOF, the parties have duly authorized and caused this
Amendment to be executed as follows:

SIEBEL SYSTEMS, INC.
                                                 -----------------------
                                                 Andersen Consulting LLP

By:
   -------------------------------
       Thomas M. Siebel, President

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

LSI LOGIC CORPORATION

By:
   -------------------------------           -----------------------------------
                                             Thomas M. Siebel



                                             -----------------------------------
                                             Dr. Pehong Chen



                                             -----------------------------------
                                             Charles Schwab




                                             -----------------------------------
                                             Adobe Ventures, L.P.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------
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                                    EXHIBIT A

                       RESTATED INVESTOR RIGHTS AGREEMENT